Exhibit 99.1

PowerSecure Announces New LED Light Sales Totaling $15 Million to Three Major Retailers

Wake Forest, N.C. – February 6, 2012 – PowerSecure International, Inc. (Nasdaq: POWR) today announced it has received orders for new LED lights totaling $15 million from three major retailers. The new orders are for PowerSecure’s EfficientLights LED lighting technology, and include each of its in-store product lines, including reach-in case lights, walk-in freezer/cooler lights, and shelf and canopy lights. The retailers are making these green technology investments to improve the quality of light in their stores, reduce their energy consumption by approximately 70%, eliminate mercury-containing fluorescent lights, and extend their light life five-fold.

PowerSecure’s EfficientLights LED lighting brand is specifically engineered for the unique needs of retailers, and to deliver an improved quality of light to enhance the illumination of product displays and create a better customer experience. Additionally, new research shows that LED lights in retail food cases can also deliver bottom line benefits to retailers by extending product shelf life, including meat products, thereby reducing waste and increasing profit margins (see www.k-state.edu/today/announcement.php?id=1843).

Sidney Hinton, PowerSecure’s CEO, said, “We are excited to announce these new orders to serve three major retail chains with our LED lighting products. Our lighting technology is designed to deliver exactly what our customers want – lights that make their product displays “pop”, save energy, and reduce maintenance cost. We expect to complete all of these sales in 2012. As we anticipated, these new orders reflect retail customers’ expanded budgets in 2012 for LED lighting upgrades – a function of our expanded product line and the increasing confidence that the economy is beginning to firm.”

About PowerSecure

PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting products for grocery, drug, and convenience stores, and its SecureLiteTM and PowerLiteTM street lights for utilities and municipalities which are available through its EnergyLite business unit. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the amount and timing of the revenues associated with the new business discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact

Chris Hutter

Chief Financial Officer

PowerSecure International, Inc.

(919) 453-1760

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